                                                                   EXHIBIT 10.20


                         SERVICESOFT TECHNOLOGIES, INC.



                              SERIES J CONVERTIBLE
                                 PREFERRED STOCK
                               PURCHASE AGREEMENT


                             as of January 13, 2000


                                TABLE OF CONTENTS

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
                                                                                                                    PAGE
ARTICLE I         DEFINITIONS AND PRINCIPLES OF INTERPRETATION..................................................      1

         Section 1.1       Definitions..........................................................................      1
         Section 1.2       Certain Rules of Interpretation......................................................      4
         Section 1.3       Entire Agreement.....................................................................      4
         Section 1.4       Applicable Law.......................................................................      5

ARTICLE II        PURCHASE AND SALE AND CLOSING.................................................................      5

         Section 2.1       Purchase and Sale....................................................................      5

ARTICLE III       REPRESENTATIONS OF SERVICESOFT................................................................      5

         Section 3.1       Organization, Standing and Power.....................................................      5
         Section 3.2       Capital Structure of Servicesoft and its Subsidiaries................................      6
         Section 3.3       Authority, Conflicts, Consents.......................................................      8
         Section 3.4       Servicesoft Financial Statements.....................................................      9
         Section 3.5       Absence of Undisclosed Liabilities...................................................      9
         Section 3.6       Absence of Certain Changes...........................................................     10
         Section 3.7       Tax Matters..........................................................................     10
         Section 3.8       Title to Properties; Absence of Liens and Encumbrances; Condition of Equipment.......     12
         Section 3.9       Intellectual Property................................................................     12
         Section 3.10      Material Contracts...................................................................     14
         Section 3.11      Litigation...........................................................................     14
         Section 3.12      Environmental and Safety Laws........................................................     15
         Section 3.13      Brokers' and Finders' Fees...........................................................     15
         Section 3.14      Employee Benefit Plans and Compensation..............................................     15
         Section 3.15      Insurance............................................................................     18
         Section 3.16      Compliance with Laws.................................................................     18
         Section 3.18      Other Relationships..................................................................     18
         Section 3.19      Investment Company Act...............................................................     19
         Section 3.20      Private Sale.........................................................................     19
         Section 3.21      Small Business.......................................................................     19
         Section 3.22      Disclosure Schedule..................................................................     19

ARTICLE IV        REPRESENTATIONS OF THE INVESTORS..............................................................     19


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
         Section 4.1       Enforceability.......................................................................     19
         Section 4.2       Securities Law Matters...............................................................     20
         Section 4.3       Incorporation and Authorization......................................................     20

ARTICLE V         CLOSING CONDITIONS............................................................................     21

         Section 5.1       Conditions in Favor of the Investors.................................................     21
         Section 5.2       Conditions in Favor of Servicesoft...................................................     22

ARTICLE VI        COVENANTS.....................................................................................     22

         Section 6.1       Use of Proceeds......................................................................     22
         Section 6.2       SBIC Regulatory Provisions...........................................................     22
         Section 6.3       Regulatory Compliance Cooperation....................................................     24

ARTICLE VII       GENERAL.......................................................................................     24

         Section 7.1       Non-Waiver...........................................................................     24
         Section 7.2       Indemnification, Survival, etc.......................................................     25
         Section 7.3       Assignment...........................................................................     25
         Section 7.4       Successors and Assigns...............................................................     25
         Section 7.5       Further Assurances...................................................................     25
         Section 7.6       Preemptive Rights....................................................................     25
         Section 7.7       Notices..............................................................................     26
         Section 7.8       Public Notices.......................................................................     26
         Section 7.9       Counterparts.........................................................................     27



                             SCHEDULES AND EXHIBITS

Exhibit A   -  Schedule of Investors
Exhibit B   -  By-Laws
Exhibit C   -  Certificate
Exhibit D   -  Registration Rights Agreement
Exhibit E   -  Shareholders Agreement
Exhibit F   -  Disclosure Schedule
Exhibit G   -  Legal Opinion of McDermott, Will & Emery

                      SERIES J CONVERTIBLE PREFERRED STOCK
                               PURCHASE AGREEMENT


         This Series J Convertible Preferred Stock Purchase Agreement is entered into as of the 13th day of January, 2000 between Servicesoft Technologies Inc., a Delaware corporation ("SERVICESOFT"), and each investor listed on Exhibit A attached hereto (the "INVESTORS" and, each individually, the "INVESTOR"). Except as otherwise indicated herein, capitalized terms used herein are defined in
Article I hereof.

         WHEREAS, Servicesoft wishes to issue and sell to the Investors an aggregate of up to 3,481,478 shares of its authorized but unissued Series J Convertible Preferred Stock, $0.01 par value per share (the "Preferred J Shares"); and

         WHEREAS, the Investors wish to subscribe for and purchase the Preferred J Shares on the terms and subject to the conditions set forth in this Agreement;

         NOW, THEREFORE, based upon the mutual covenants and agreements herein contained, and for other good and sufficient consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                  DEFINITIONS AND PRINCIPLES OF INTERPRETATION

         Section 1.1 Definitions. Whenever used in this Agreement, unless there is something inconsistent in the subject matter or context, the following words and terms shall have the meanings set out below:

         "AFFILIATE" means, with respect to any specified Person, (1) any other Person who, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, such specified Person, (2) any other Person who is a director, officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, of the specified Person or a Person described in clause (1) above,
(3) any other Person of whom the specified Person is a director, officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (4) any other Person in whom the specified Person has a substantial beneficial interest or as to whom the specified Person serves as trustee or in a similar capacity, or (5) any relative or spouse of the specified Person or any of the foregoing Persons described in clause (1), (2),
(3) or (4) above, any relative of such spouse, any spouse of any such relative or any other Person who, directly or indirectly, is under common ownership or control with, or is owned or controlled by such spouse or relative. As used in this definition, the term "CONTROL" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "AGREEMENT" means this Series J Convertible Preferred Stock Purchase Agreement, including all schedules and exhibits attached hereto, and all instruments supplementing or amending or confirming this Agreement. With respect to this Agreement, the terms "HEREOF," "HERETO" and "HEREUNDER" and similar expressions mean and refer to this Agreement and not to any particular article or section; and the words "ARTICLE" or "SECTION" means and refers to the specified article or section of this Agreement.

         "BEST KNOWLEDGE OF SERVICESOFT" means both (i) the actual knowledge of Chris Butler and Dan Kossmann, the Chief Executive Officer and Chief Financial Officer, respectively, of Servicesoft and (ii) that knowledge of such individuals as any of them would be likely to have as a result of exercising their respective management or fiduciary responsibilities in the ordinary course of business.

         "BUSINESS" means the business of Servicesoft and its Subsidiaries, being the provision of Internet Customer Service Software and related services.

         "BUSINESS DAY" means a day, other than a Saturday or Sunday, on which the principal commercial banks located in New York and Toronto are open for business during normal banking hours.

         "BY-LAWS" means the By-Laws of Servicesoft as in effect as of the Closing, in substantially the form attached hereto as Exhibit B.

         "CERTIFICATE" means the Ninth Amended and Restated Certificate of Incorporation of Servicesoft as in effect as of the Closing, in substantially the form attached as Exhibit C hereto.

         "CLAIM" means any claim, judgment, order, action, cause of action, suit, litigation, administrative proceeding, arbitration or proceeding including any appeal and application for review that may be pending or threatened.

         "CLOSING" has the meaning set forth in Section 2.2.

         "CLOSING DATE" has the meaning set forth in Section 2.2.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "GAAP" means United States generally accepted accounting principles.

         "GOVERNMENTAL BODY" means any government, parliament, legislature, regulatory authority, agency, commission, board or court or other law, rule, or regulation-making entity having or purporting to have jurisdiction on behalf of any nation or state or province or other subdivision thereof including any municipality or district.


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

         "LIEN" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in any property (whether tangible or intangible, real or personal).

         "LOSS" means any Claim, loss, expense, liability or other damage, including reasonable attorney's fees, to the extent of the amount of such Claim, loss, expense, liability or other damage.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, assets, financial condition and, results of operations of Servicesoft and each of its Subsidiaries, taken as a whole.

         "ORGANIC DOCUMENTS" means relative to any Person (other than an individual) the documents which establish its legal existence or which govern its internal affairs, such as its certificate of incorporation, by-laws, and all shareholder agreements, voting trusts and similar agreements or arrangements authorized to its capital stock or other equity interests.

         "PERSON" means any natural person, legal or personal representative, partnership, company, corporation, incorporated syndicate, unincorporated or incorporated association, trust or Governmental Body, howsoever designated or constituted and whether acting in an individual, fiduciary or other capacity.

          "PURCHASED SHARES" means, with respect to any Investor, the Preferred J Shares to be issued by Servicesoft to, and purchased by such Investor at the Closing pursuant to this Agreement, as more particularly described on Exhibit A hereto.

         "REGISTRATION RIGHTS AGREEMENT" means the Seventh Amended and Restated Registration Rights Agreement to be entered into by Servicesoft, the Investors and certain other major shareholders of Servicesoft on the Closing Date (as defined herein) in substantially the form attached hereto as Exhibit D.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

         "SHAREHOLDERS AGREEMENT" means the Second Amended and Restated Shareholders Agreement to be entered into among Servicesoft, the Investors and certain other parties on the Closing Date, in substantially the form attached hereto as Exhibit E.

         "SUBSIDIARY," or collectively ,"SUBSIDIARIES," of any Person means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other Persons performing similar functions are directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person.

         "TAX," or collectively, "TAXES," means (i) any and all federal, state, local and foreign taxes, and similar assessments and other governmental charges, duties, impositions, fees, royalties, withholdings, contributions and liabilities, including taxes based upon or measured by gross receipts, gross income, gross profits, sales (including goods and services), use and occupation, and value added, ad valorem, transfer, franchise, stamp, documentary, severance, net income, capital, employer health, workers compensation, pension, withholding, payroll, recapture, employment, excise and property taxes, assessments, charges, duties, impositions, fees, royalties, withholdings, contributions and liabilities, together with all interest, penalties and additions imposed with respect to such amounts and any expenses incurred in connection with the determination, settlement or litigation of any tax liability; (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other Person or as a result of any obligations under any agreements or arrangements with any other Person with respect to such amounts and including any liability for Taxes of a predecessor entity.

         "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "TRANSACTION DOCUMENTS" means the Registration Rights Agreement and the Shareholders Agreement.

         Section 1.2 Certain Rules of Interpretation. In this Agreement:

                  (a) time is of the essence in the performance of the parties' respective obligations;

                  (b) unless otherwise specified, all references to monetary amounts are to United States dollars; and

                  (c) the use of words in the singular or plural, or with a particular gender, shall not limit the scope or exclude the application of any provision of this Agreement to such Person or Persons or circumstances as the context otherwise permits.

         Section 1.3 Entire Agreement. This Agreement together with the Transaction Documents, the Certificate and other documents to be delivered pursuant to this Agreement, constitute the entire agreement between the parties or any of them pertaining to the subject matter of this Agreement and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no warranties, representations or other agreements between the parties or any of them in connection with the subject matter of this Agreement except as specifically set forth in this Agreement and any document delivered pursuant to this Agreement. This Agreement may be amended and any provision hereof waived with the prior written consent of the Company and a majority-in-interest of the Investors; provided, however, that any amendment which directly, materially and adversely affects any right specifically granted to a particular Investor in a manner different from other Investors shall not be effective unless such Investor has consented to that amendment.. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions


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

(whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

         Section 1.4 Applicable Law. This Agreement shall be construed in accordance with the internal laws of the State of Delaware.

                                   ARTICLE II

                          PURCHASE AND SALE AND CLOSING

         Section 2.1 Purchase and Sale. Upon the terms and subject to the conditions herein, and in reliance on the representations, warranties and covenants set forth herein, at the Closing (as hereinafter defined) each Investor named on Exhibit A hereto shall, individually and not jointly, purchase from Servicesoft, and Servicesoft shall issue and sell to each such Investor, the number of Preferred J Shares set forth opposite the name of such Investor in Exhibit A hereto, for a purchase price of $9.03 per share, or an aggregate of 3,481,478 Preferred J Shares at an aggregate purchase price of $31,437,989 (the "TOTAL PURCHASE PRICE").

         Section 2.2 Closing. The closing (the "CLOSING") of the sale and purchase of the Preferred J Shares to the Investors shall take place at the offices of McDermott, Will & Emery at 10:00 a.m. on the date hereof, or such time and place as shall be mutually agreed upon by Servicesoft and a majority of-in-interest of the Investors (the "CLOSING DATE"). On the Closing Date, Servicesoft shall deliver or cause to be delivered to each Investor identified on Exhibit A stock certificates representing the number of Preferred J Shares purchased by it free and clear of any and all Liens (except as otherwise contemplated hereunder) issued in each of such Investor's name or in the name of its nominee, against delivery by such Investor of such Investor's portion of the Total Purchase Price therefor by certified check or wire transfer of immediately available funds.

                                  ARTICLE III

                         REPRESENTATIONS OF SERVICESOFT

         Servicesoft represents and warrants to each of the Investors, severally and not jointly, that except as set forth in Exhibit F hereto (the "DISCLOSURE SCHEDULE"), as of the date hereof:

         Section 3.1 Organization, Standing and Power. Except as set forth in
Section 3.1 of the Disclosure Schedule, Servicesoft and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, except, with respect to Subsidiaries, to the extent that the failure to be in good standing would not have a Material Adverse Effect. Except for the Subsidiaries listed in Section 3.1 of the Disclosure Schedule, Servicesoft has no direct or indirect interest in, and owns no capital stock or other securities, or rights or obligations to acquire the same, of any other Person. Servicesoft and each of its Subsidiaries has the corporate power to own its properties and to carry on the Business as now being conducted and as proposed to be conducted and is duly qualified to do business and, except as set forth in Section 3.1 of the Disclosure Schedule, is in good standing in each jurisdiction in which it is required to be so qualified except to the extent that the failure to be so


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

qualified would not have a Material Adverse Effect. The minute books containing the records of the meetings of the stockholders, the Board of Directors and any committees of the Board of Directors, the stock certificate books and the stock record books of Servicesoft and each of its Subsidiaries are correct and complete in all material respects. None of Servicesoft and its Subsidiaries is in default under or in violation of any provisions of its Organic Documents, except where such default or violation would not have a Material Adverse Effect.

         Section 3.2 Capital Structure of Servicesoft and its Subsidiaries.

                  (a) Servicesoft. Immediately prior to the Closing, the authorized capital stock of Servicesoft consists of 30,000,000 shares of Common Stock, par value $0.01 per share (the "SERVICESOFT COMMON SHARES"), of which 4,178,590 are issued and outstanding, and 16,450,002 shares of Preferred Stock, par value $0.01 per share (the "SERVICESOFT PREFERRED SHARES"), designated as follows: (i) 8,000,000 shares of Series H Convertible Preferred Stock (the "SERVICESOFT H PREFERRED SHARES"), of which 5,380,130 shares are issued and outstanding, (ii) 4,450,000 shares of Series I Convertible Preferred Stock (THE "SERVICESOFT I PREFERRED SHARES"), of which 3,982,271 SHARES are issued and outstanding, (iii) 4,000,000 Preferred J Shares, none of which are issued and outstanding, (iv) one share of Series X Special Preferred Stock (the "SERVICESOFT X PREFERRED SHARE"), which is issued and outstanding, and (v) one share of Series Y Special Preferred Stock (the "SERVICESOFT Y PREFERRED SHARE"), which is issued and outstanding. Servicesoft has issued warrants (the "SERVICESOFT WARRANTS") to purchase an aggregate of 63,025 shares of Servicesoft H Preferred Shares and 20,782 shares of Servicesoft Common Shares. Except as set forth in Section 3.2 of the Disclosure Schedule, all outstanding Servicesoft Common Shares, Servicesoft H Preferred Shares, Servicesoft I Preferred Shares, the Servicesoft X Preferred Shares and the Servicesoft Y Preferred Share are duly authorized, validly issued, fully paid and non-assessable and are free of any Liens other than any Liens created by or imposed upon the holders thereof and, except as set forth in the Certificate and the Shareholders Agreement, are not subject to pre-emptive rights or rights of first refusal created by statute, or any agreement to which Servicesoft is a party or by which it is bound. As of the Closing Date, the Series X Preferred Share may vote for 973,762 shares of Servicesoft Canada Exchangeable Common Shares (as defined below) and the Series Y Preferred Share may vote for 1,657,893 shares of Servicesoft Canada Exchangeable Preferred Shares (as defined in Section 3.2(b) below). As of the Closing Date, Servicesoft has reserved authorized but unissued shares of Servicesoft Common Shares in an amount that would be sufficient to effect the conversion of all outstanding shares of Servicesoft Preferred Shares (including Servicesoft H Preferred Shares issued upon exercise and conversion of the Servicesoft Warrants for Series H Preferred Shares and Servicesoft H Preferred Shares issued upon exchange of Servicesoft Canada Exchangeable Preferred Shares (as defined in Section 3.2(b) below)), to effect the exchange of all outstanding Servicesoft Canada Exchangeable Common Shares, and to effect the exercise of Servicesoft Warrants for Servicesoft Common Shares. Servicesoft has reserved 2,200,000 Servicesoft Common Shares for issuance to employees, directors and consultants pursuant to its 1994 Stock Option Plan (the "SERVICESOFT 1994 STOCK OPTION PLAN") of which 2,099,785 shares are subject to outstanding unexercised options. Servicesoft has reserved 1,876,498 Servicesoft Common Shares for issuance to employees, directors and consultants pursuant to its 1999 Stock Option and Grant Plan (the "SERVICESOFT 1999 STOCK OPTION PLAN", and, together with the Servicesoft 1994 Stock Option Plan, the "SERVICESOFT STOCK OPTION PLANS") of which 851,855 shares are subject to outstanding unexercised options and 227,000 shares are subject to restricted stock grants. Other than as set forth in this Section 3.2, the Disclosure Schedule or the Certificate, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Servicesoft is a party or by which it is bound obligating Servicesoft to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of Servicesoft.

                  (b) Servicesoft Canada. The authorized capital of Servicesoft Technologies (Canada) Inc. ("SERVICESOFT Canada") consists of an unlimited number of common shares ("SERVICESOFT CANADA COMMON SHARES"), of which 100 are issued and outstanding and owned by Servicesoft, an unlimited number of Exchangeable Common Shares (the "SERVICESOFT CANADA EXCHANGEABLE COMMON SHARES"), of which 973,762 are issued and outstanding, and an unlimited number of Exchangeable Preferred Shares (the "SERVICESOFT CANADA EXCHANGEABLE PREFERRED SHARES"), of which 1,657,893 are issued and outstanding. Servicesoft Canada has issued Warrants (the "SERVICESOFT CANADA WARRANTS") to purchase an aggregate of 77,855 Servicesoft Canada Exchangeable Common Shares. Each of the Servicesoft Canada Exchangeable Common Shares is exchangeable for one of the Servicesoft Common Shares and each of the Servicesoft Canada Exchangeable Preferred Shares is exchangeable for one of the Servicesoft H Preferred Shares. Except as set forth on Schedule 3.2 of the Disclosure Schedule, all outstanding Servicesoft Canada Common Shares, Servicesoft Canada Exchangeable Common Shares and Servicesoft Canada Exchangeable Preferred Shares are duly authorized, validly issued, fully paid and non-assessable and are free of any Liens other than any Liens created by or imposed upon the holders thereof, and, except as set forth in Servicesoft Canada's Charter and the Shareholders Agreement, are not subject to pre-emptive rights or rights of first refusal created by statute, or any agreement to which Servicesoft is a party or by which it is bound. Other than as set forth in this Section 3.2 or Servicesoft Canada's Charter, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Servicesoft Canada is a party or by which it is bound obligating Servicesoft Canada to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of Servicesoft Canada.

                  (c) Balisoft Ltd. The authorized capital of Balisoft Ltd. consists of 32,600 ordinary shares, of which 1,000 are issued and outstanding, and 100 exchangeable preferred shares, all of which are issued and outstanding. All of the ordinary shares are owned by or are currently held in trust for Servicesoft Canada. The 100 exchangeable preferred shares are, in aggregate, held by Gemini Israel II L.P., Gemini Israel II Parallel Fund Limited Partnership and Advent PGGM Gemini L.P. and are exchangeable into an aggregate of 567,050 Servicesoft Canada Exchangeable Preferred Shares each of which is exchangeable for one share of the Servicesoft H Preferred Shares.

                  (d) E-Serv Solutions Inc. The authorized capital of E-Serv Solutions Inc. consists of 100 shares of common stock with a par value of $0.01 per share, all of which are issued and outstanding, and 10,000 shares of preferred stock with a par value of $0.01 per share, none of which are issued and outstanding. All of the issued and outstanding common shares are owned by Servicesoft Canada.

                  (e) E-Serv Solutions (Canada) Inc. The authorized capital of E-Serv Solutions (Canada) Inc. consists of 1,000,000 common shares, of which 100 shares are issued and outstanding. All of the issued and outstanding common shares are owned by E-Serv Solutions Inc.

                  (f) Servicesoft Europe N.V. The authorized capital of Servicesoft Europe N.V. consists of 10,000 shares, all of which are issued and outstanding. All of the issued and outstanding shares are owned by Servicesoft.

                  (g) Servicesoft Technologies (UK) Inc. The authorized capital of Servicesoft Technologies (UK) Inc. consists of 100,000 shares of common stock, par value GBP1.0 per share, all of which shares are issued and outstanding and all of the issued and outstanding common shares are owned by Servicesoft.

                  (h) Servicesoft (Rosh) Ltd. The authorized capital of Servicesoft (Rosh) Ltd. consists of 1,600,000 ordinary shares, of which 957,053 are issued and outstanding. 957,047 of the issued and outstanding ordinary shares are owned by Servicesoft; five of the issued and outstanding ordinary shares are held by individual investors and one issued and outstanding share is held by Elron Electronic Industries Ltd.

                  (i) Servicesoft Deutschland GmbH. All of the authorized capital of Servicesoft Deutschland GmbH is owned by Servicesoft, except for one Common Share held by an individual.

                  (j) Internet Business Advantage, Inc. The authorized capital of Internet Business Advantage, Inc. consists of 100 common shares, of which 100 are issued and outstanding. All of the issued and outstanding common shares are owned by Servicesoft.

         Section 3.3 Authority, Conflicts, Consents.

                  (a) Servicesoft has all requisite corporate power and authority to enter into this Agreement and the Transaction Documents and to consummate the transactions contemplated hereby and thereby, including the issuance of the Purchased Shares (and any Common Shares issuable upon conversion thereof). The execution, delivery and performance of this Agreement, the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, including the issuance of the Purchased Shares (and any Common Shares issuable upon conversion thereof), have been duly authorized by all necessary corporate and other action on the part of Servicesoft. This Agreement and each of the Transaction Documents have been duly executed and delivered by Servicesoft and each constitutes a valid and binding obligation, enforceable in accordance with their respective terms.

                  (b) To the Best Knowledge of Servicesoft, the execution and delivery of this Agreement and the Transaction Documents by Servicesoft does not, and the consummation of the transactions contemplated hereby and thereby, including the issuance of the Purchased Shares (and any Common Shares issuable upon conversion thereof), will not, (i) materially conflict with any provision of the Organic Documents of Servicesoft, or the relevant Organic Documents of any of its Subsidiaries, (ii) conflict with, result in the breach of or constitute a default under any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Servicesoft or any of its Subsidiaries or any of their properties or assets which conflict results in a Material Adverse Effect or (iii) result in the creation or imposition of any material Lien or Claim on any asset of Servicesoft or any of its Subsidiaries.

                  (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Body is required by or with respect to Servicesoft or any of its Subsidiaries in connection with the execution and delivery of this Agreement, the Transaction Documents or the consummation of the transactions contemplated hereby or thereby, including the issuance of the Purchased Shares (and any Common Shares issuable upon conversion thereof), except for such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws. Servicesoft has obtained all necessary consents, waivers and approvals of third parties applicable to the operations of Servicesoft or its Subsidiaries that are required to be obtained by Servicesoft or its Subsidiaries in connection with the execution and delivery of this Agreement and the Transaction Documents by Servicesoft or the consummation by Servicesoft of the transactions contemplated hereby or thereby, including the issuance of the Purchased Shares (and any Common Shares issuable upon conversion thereof) except where the failure to obtain any such consent would not result in a Material Adverse Effect.

         Section 3.4 Servicesoft Financial Statements. Servicesoft has furnished to the Investors (i) its unaudited balance sheet as of September 30 1999, (the "Base Balance Sheet") and the related statement of operations and statements of stockholders equity and cash flows for the 9 months ended September 30, 1999,
(ii) the separate audited financial statements dated December 31, 1998 of each of Servicesoft (which was then named Servicesoft Corporation) and Balisoft Technologies Inc. (which was acquired by Servicesoft on February 12, 1999) and
(iii) its consolidated unaudited statements of stockholders equity dated September 30, 1998 (collectively, the SERVICESOFT FINANCIAL STATEMENTS"). The Servicesoft Financial Statements have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other. The Servicesoft Financial Statements are in accordance with the books and records of Servicesoft and fairly present the consolidated financial condition and operating results of Servicesoft at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments and the omission of certain footnote disclosures).

         Section 3.5 Absence of Undisclosed Liabilities. Neither Servicesoft nor any of its Subsidiaries have any obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Servicesoft Financial

Statements, (ii) those incurred in the ordinary course of business and not required to be set forth in the footnotes to audited financial statements prepared in accordance with GAAP, (iii) those incurred in the ordinary course of business since the date of the Base Balance Sheet and consistent with past practice, which do not in any event exceed $100,000 in the aggregate, and (iv) those set forth in Section 3.5 of the Disclosure Schedule.

         Section 3.6 Absence of Certain Changes. Since the date of the Base Balance Sheet, Servicesoft and each of its Subsidiaries has conducted the Business in the ordinary course consistent with past practice and neither Servicesoft nor any of its Subsidiaries have: (a) made any change, event or condition that has resulted in a Material Adverse Effect; (b) acquired, sold or transferred any material tangible or intangible asset of Servicesoft or any of its Subsidiaries other than in the ordinary course of business and consistent with past practice; (c) made any change in accounting methods or practices by Servicesoft or any of its Subsidiaries or made any revaluation of any of their respective assets; (d) issued or agreed to issue or any commitment to issue any equity security, bond, note or other security of Servicesoft or any of its Subsidiaries (except for the issuance of stock and options to employees, directors and consultants in the ordinary course of business and as otherwise contemplated by this Agreement); (e) declared, set aside, or paid a dividend or other distribution with respect to the shares of Servicesoft or any of its Subsidiaries, or directly or indirectly redeemed, purchased or otherwise acquired of any of their respective shares of capital stock; (f) except in the ordinary course of business mortgaged, pledged or subjected to any Lien any of its material assets, tangible or intangible, other than Liens of current real property taxes not yet due and payable; (g) sold, assigned, transferred or granted any exclusive license with respect to any Servicesoft Intellectual Property (as defined in Section 3.9, below); (h) suffered any substantial loss of property or business, including losses arising from the acceleration, modification, cancellation or termination of any agreement, contract, lease or license (or series of related agreements, contracts, leases or licenses) to which Servicesoft or any of its Subsidiaries is a party, or waived any right of substantial value other than in the ordinary course of business; (i) made any change in officer compensation except in the ordinary course of business and consistent with past practice; (j) made any material change in the manner of business or operations of Servicesoft or any of its Subsidiaries; or (k) negotiated or agreed to do any of the things described in the preceding clauses
(a) through (j).

         Section 3.7 Tax Matters.

                  (a) Except as set forth in Section 3.7 of the Disclosure Schedule and where the failure to do so would not have a Material Adverse Effect, Servicesoft and each of its Subsidiaries has (i) timely and properly filed all Tax Returns they were required to file (and all such Tax Returns were correct and complete in all material respects), (ii) paid all Taxes owed by Servicesoft and each of its Subsidiaries (whether or not shown on any Tax Return), and (iii) properly made all required Tax estimates, deposits, prepayments and similar reports or payments for current periods. Neither Servicesoft or any of its Subsidiaries is the beneficiary of any extension of time within which to file any Tax Return. To the Best Knowledge of Servicesoft, except as disclosed in Section 3.7 of the Disclosure Schedule, neither Servicesoft nor any of its Subsidiaries is delinquent in the filing of any Tax Return. To the Best Knowledge of Servicesoft, no claim is currently pending by an authority in a jurisdiction where Servicesoft or any of its Subsidiaries does not file Tax Returns that Servicesoft or any of its Subsidiaries is or may be subject to taxation by that jurisdiction. There are no Liens on any of the assets of

Servicesoft or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

                  (b) Servicesoft and each of its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                  (c) Neither Servicesoft nor any of its Subsidiaries has received any notice of any adjustment of or deficiency for any Tax or claim for additional Taxes that has been asserted or assessed against Servicesoft or any of its Subsidiaries. Neither Servicesoft nor any of its Subsidiaries has any dispute with any taxing authority as to Taxes. There are no audit examinations being conducted or, to the Best Knowledge of Servicesoft, and there is no deficiency or refund litigation or controversy in progress or, to the Best Knowledge of Servicesoft threatened, with respect to any Taxes previously paid by Servicesoft or any of its Subsidiaries or with respect to any Tax Returns previously filed by or on behalf of Servicesoft or any of its Subsidiaries.

                  (d) Neither Servicesoft nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

                  (e) Except as set forth in Section 3.7 of the Disclosure Schedule neither Servicesoft nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. Neither Servicesoft nor any of its Subsidiaries has ever been a member of an affiliate group of corporations filing a combined federal income Tax Return nor does Servicesoft or any of its Subsidiaries have any liability for Taxes of any other person under Treasury Regulations Section1.1502-6 (or any similar provision of foreign, state or local law) or otherwise. Neither Servicesoft nor any of its Subsidiaries is a party to any tax sharing or allocation arrangement.

                  (f) Except as set forth in Section 3.7 of the Disclosure Schedule, neither Servicesoft nor any of its Subsidiaries has made any payment, is obligated to make any payment, or is a party to any agreement that could obligate it to make any payment that will be an "excess parachute payment" under
Section 280G of the Code.

                  (g) Neither Servicesoft nor any of its Subsidiaries has filed a consent under Code Section 341(f) concerning collapsible corporations. Neither Servicesoft nor any of its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G. Servicesoft and each of its Subsidiaries have disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662.

                  (h) The unpaid accrued Taxes of Servicesoft and each of its Subsidiaries (a) did not, as of the date of the Base Balance Sheet, exceed the reserve for Tax liability set forth on the Financial Statements, and (b) do not exceed such reserve as adjusted for the passage of time through the Closing Date in accordance with Servicesoft's past custom and practice in filing their Tax Returns.

         Section 3.8 Title to Properties; Absence of Liens and Encumbrances; Condition of Equipment.

                  (a) Section 3.8(a) of the Disclosure Schedule sets forth a list of all real property currently owned, leased or subleased by Servicesoft or any of its Subsidiaries and, in the case of leased property, the name of the lessor, the date of the lease and each amendment thereto and the aggregate annual rental and/or other fees payable under any such lease. All such leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) of Servicesoft which would result in a Material Adverse Effect.

                  (b) Servicesoft and each of its Subsidiaries have good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of their tangible properties and assets free and clear of any material Liens, except as reflected in the Servicesoft Financial Statements and except for Liens for Taxes not yet due and payable.

                  (c) The equipment owned or leased by Servicesoft and/or its Subsidiaries, taken as a whole, is (i) adequate for the conduct of the Business as currently conducted, (ii) generally in good operating condition, subject to normal wear and tear, and (iii) reasonably maintained.

         Section 3.9 Intellectual Property.

                  (a) Except as set forth in Section 3.9(a) of the Disclosure Schedule, Servicesoft and each of its Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, industrial designs, trademarks, trade names, service marks, copyrights, Internet domain names, and any applications therefor, net lists, schematics, technology, know-how, computer software programs or applications (in both source code and object code form as to software programs and applications owned by Servicesoft and each of its Subsidiaries and in object code form as to software programs and applications licensed by Servicesoft and each of its Subsidiaries), and tangible or intangible proprietary information or material (collectively, "SERVICESOFT INTELLECTUAL PROPERTY") that are used in the Business as currently conducted or as proposed to be conducted by Servicesoft and its Subsidiaries.

                  (b) Section 3.9(b) of the Disclosure Schedule sets forth a complete list of all patents, industrial designs, registered and material unregistered trademarks, registered copyrights, trade names and service marks, Internet domain names, and any applications therefor in respect of any of the foregoing, included in the Servicesoft Intellectual Property, and specifies, where applicable, the jurisdictions in which the rights to such Servicesoft Intellectual Property have been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners.

                  (c) Section 3.9(c) of the Disclosure Schedule sets forth a complete list of all licenses, sublicenses and other agreements (including all amendments and supplements thereto) to which Servicesoft or any of its Subsidiaries are a party and pursuant to which Servicesoft and/or any of its Subsidiaries are entitled to use intellectual property of a third party (other than licenses to use off-the-shelf software which is generally commercially available) or any other Person is authorized to use Servicesoft Intellectual Property that is material to Servicesoft and/or its Subsidiaries, taken as a whole, and includes the identity of all parties thereto. To the Best Knowledge of Servicesoft, neither Servicesoft nor any of its Subsidiaries are in violation in any material respect of any license, sublicense or agreement described on such list. The execution and delivery of this Agreement by Servicesoft, and the consummation of the transactions contemplated hereby, will not (i) cause Servicesoft or any of its Subsidiaries to be in violation or default in any material respect under any such license, sublicense or agreement, (ii) entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement or (iii) require Servicesoft or any of its Subsidiaries to repay any funds already received by it from a third party or make to a third party any incremental payment. Except for rights granted in agreements, licenses or sublicenses described in Sections 3.9(b) and (c) of the Disclosure Schedule, to the Best Knowledge of Servicesoft, Servicesoft or one of its Subsidiaries is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any Liens), the Servicesoft Intellectual Property, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which the Servicesoft Intellectual Property is being used.

                  (d) Except as set forth on Schedule 3.9(d), no Claims contesting Servicesoft's ownership of or right to use Servicesoft Intellectual Property, or asserting any right of a third party to use any Servicesoft Intellectual Property, have been asserted or, to the Best Knowledge of Servicesoft, threatened against Servicesoft or any of its Subsidiaries or their agents, nor to the Best Knowledge of Servicesoft are there any valid grounds for any bona fide Claims (i) against the use by Servicesoft or any of its Subsidiaries of any Servicesoft Intellectual Property used in the Business as currently conducted by Servicesoft or any of its Subsidiaries, or (ii) challenging the validity, effectiveness, or ownership by Servicesoft of any of the Servicesoft Intellectual Property.

                  (e) To the Best Knowledge of Servicesoft (i) there is no material unauthorized use, infringement or misappropriation of any of the Servicesoft Intellectual Property by any third party, including any employee or former employee of Servicesoft or its Subsidiaries, and (ii) no Servicesoft Intellectual Property or product of Servicesoft or any of its Subsidiaries is subject to any outstanding Claim restricting in any manner the licensing thereof by Servicesoft or any of its Subsidiaries.

                  (f) Servicesoft and each of its Subsidiaries has a policy requiring each employee and contractor materially involved in proprietary aspects of the Business to execute ownership and nondisclosure of proprietary information and confidentiality agreements, and all current and former employees, consultants and contractors of Servicesoft and each of its Subsidiaries involved in proprietary aspects of the Business have executed such an agreement.

                  (g) Servicesoft and each of its Subsidiaries have been and are in compliance with the Export Administration Act of 1979, as amended, and all regulations promulgated thereunder.

                  (h) Servicesoft and each of its Subsidiaries has reviewed the areas within their respective business and operations which would reasonably be likely to be adversely affected by the "Year 2000 issue" (that is, the risk that computer applications used or produced by Servicesoft and its Subsidiaries may be unable to recognize and perform properly date sensitive functions involving certain dates prior to and any date on or after January 1, 2000). Based upon such review and plan, Servicesoft believes that the "Year 2000 issue" will not have a Material Adverse Effect on it or any of its Subsidiaries. Servicesoft represents that the Servicesoft Intellectual Property, except for Servicesoft Intellectual Property currently in development or other prerelease form not provided to customers, so long as all hardware and software used in combination with the Servicesoft Intellectual Property provide correct calendar date data, will process and present calendar dates falling on of after January 1, 2000 in the same manner as the Servicesoft Intellectual Property processes and presents calendar dates falling on or before December 31, 1999.

         Section 3.10 Material Contracts.

                  (a) Section 3.10 of the Disclosure Schedule lists all written contracts or commitments: (i) involving any annual payment in excess of $100,000, (ii) in respect of any sales made in the ordinary course of business, involving annual receipts in excess of $200,000, and (iii) in respect of any other matters, involving annual receipts in excess of $100,000 (collectively, "MATERIAL CONTRACTS") to which Servicesoft or any of its Subsidiaries is a party. Servicesoft has made available to the Investors true and complete copies of all written Material Contracts in effect on the date hereof.

                  (b) To the Best Knowledge of Servicesoft, each of the Material Contracts is in full force and effect and unamended (except for such amendments as are disclosed on Section 3.10 of the Disclosure Schedule) and is valid, binding and enforceable in accordance with its terms. To the Best Knowledge of Servicesoft, no party to any Material Contract or successor or assignee thereof is in default of any material provision thereof and there exists no event or condition which does or would, by itself or with giving of notice or the passage of time or both, constitute a material breach of or default under any Material Contract or results in the acceleration of any obligation thereunder.

         Section 3.11 Litigation. There is no Claim pending before any Governmental Body or, to the Best Knowledge of Servicesoft, threatened against Servicesoft or any of its Subsidiaries or any of their properties or any of their officers or directors (in their capacities as such) that would, if adversely determined, have Material Adverse Effect. There is no judgment, decree or order against Servicesoft or any of its Subsidiaries, or any of their respective directors or officers (in their capacities as such), seeking to enjoin or delay any of the transactions contemplated by this Agreement and/or the Transaction Documents or that would, if adversely determined, have a Material Adverse Effect.

         Section 3.12 Environmental and Safety Laws. To the Best Knowledge of Servicesoft, neither Servicesoft nor any of its Subsidiaries is in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, except to the extent such violation would not have a Material Adverse Effect. No material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

         Section 3.13 Brokers' and Finders' Fees. Neither of Servicesoft nor any of its Subsidiaries has incurred, nor will they incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         Section 3.14 Employee Benefit Plans and Compensation.

                  (a) Section 3.14(a) of the Disclosure Schedule contains a true and complete list of each "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any plan, agreement or program providing for pensions, retirement income, deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation that (i) is entered into, maintained or contributed to, as the case may be, by Servicesoft or any of its Subsidiaries and (ii) covers any employee or former employee of Servicesoft or any of its Subsidiaries (collectively "BENEFIT ARRANGEMENTS"). Each Benefit Arrangement (and each related trust insurance contract or fund) has been maintained and administered in material compliance with its terms and with the requirements prescribed by ERISA, the Code and all other statutes, laws, ordinances and regulations which are applicable thereto. The requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), have been met with respect to each Benefit Arrangement which is a group health plan under Section 5000(b)(1) of the Code. All required reports and descriptions (including Form 5500 Annual Reports, summary annual reports, PBGC-l's and summary plan descriptions) have been timely filed and distributed appropriately with respect to each such Benefit Arrangement. No Benefit Arrangement has unfunded liabilities that, as of the Closing, will not be offset by insurance or fully accrued or reserved against in the Servicesoft Financial Statements. Except to the extent required under COBRA, neither Servicesoft nor any of its Subsidiaries maintains, contributes to, or has any liability or obligation to contribute to any funded or unfunded medical, health or life insurance plan or similar arrangement for present or future retirees, their spouses or dependents or present or future terminated employees, their spouses or dependents. No Benefit Arrangement has applied for or received a waiver of the minimum funding standards imposed by Section 412 of the Code, and no Benefit Arrangement has an "accumulated funding deficiency" within the meaning of Section 412(a) of the Code as of the most recent plan year. Each Benefit

Arrangement subject to Title IV of ERISA has paid all premiums when due to the Pension Benefit Guaranty Corporation ("PBGC"). Neither Servicesoft nor any of its Subsidiaries have incurred, and none of the directors and officers (and employees with responsibility for employee benefits matters) of Servicesoft or any of its Subsidiaries have any reason to expect that they will incur, any liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability as defined in Section 4201 of ERISA) or under the Code with respect to any such Benefit Arrangement which is an employee pension benefit plan under Section 3(2) of ERISA. Except as required by law or by the provisions of such Benefit Arrangement, no condition exists that would prevent Servicesoft or any of its Subsidiaries from amending or terminating any Benefit Arrangement.

                  (b) Except as disclosed in Section 3.14(b) of the Disclosure Schedule, there are no investigations by any Governmental Body, termination proceedings or other Claims (except Claims for benefits payable in the normal operation of the Benefit Arrangements), suits or proceedings against or involving any Benefit Arrangement that would result in material liability against Servicesoft and its Subsidiaries or any Benefit Arrangement. Except as disclosed in Section 3.14(b) of the Disclosure Schedule, the Benefit Arrangements that are pension benefit plans have received determination letters from the Internal Revenue Service to the effect that such Benefit Arrangements are qualified and exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor, to the Best Knowledge of Servicesoft, has revocation been threatened, nor to the BEst Knowledge of Servicesoft are there any facts that could result in any such revocation, nor has any such Benefit Arrangement been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification. No "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA) has occurred which involves the assets of any Benefit Arrangement and which could subject any employees of Servicesoft or any of its Subsidiaries, a trustee, administrator or other fiduciary of any trusts created under any Benefit Arrangement to the tax or penalty on prohibited transactions imposed by
Section 4975 of the Code or the sanctions imposed under Title I of ERISA. To the Best Knowledge of Servicesoft, no fiduciary has any liability for breach of fiduciary duty or any other failure to at or comply in connection with the administration or investment of the assets of any Benefit Arrangement. Except as disclosed in Section 3.14(b) of the Disclosure Schedule, none of the Benefit Arrangements have been terminated nor have there been any "reportable events" (as defined in Section 4043 of ERISA and the regulations thereunder) with respect thereto. The execution of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not result in the acceleration or early vesting of any payments or benefits under any Benefit Arrangement or in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

                  (c) Except as set forth in Section 3.14(c) of the Disclosure Schedule, neither Servicesoft nor any of its Subsidiaries is a member of a controlled group of corporations, within the meaning of Section 414(b) of the Code, is a member of a group of trades or businesses under common control, within the meaning of Section 414(c) of the Code, or is a member of an affiliated service group, within the meaning of
Section 414(m) and (o) of the Code. Neither Servicesoft nor any of its Subsidiaries contributes to, has ever contributed to, or has ever been required to contribute to any multiemployer plan (as defined in Section 3(37) of ERISA) and none of them has any liability (including withdrawal liability as defined in Section 4201 of ERISA) under any multiemployer plan.

                  (d) Except as set forth in Section 3.14(d) of the Disclosure Schedule, no Benefit Arrangement provides, or has any liability to provide, life insurance, medical or other employee benefits to any employee upon his or her retirement or termination of employment for any reason, except as may be required by law, and neither Servicesoft nor any of its Subsidiaries have ever represented, promised or contracted (whether in oral or written form) to any employee (either individually or to employees as a group) that such employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by law.

                  (e) Set forth in Disclosure Schedule 3.14(e) is a complete list of all current employees of Servicesoft and each of its Subsidiaries whose base salary exceeds $100,000 and their positions, gross remuneration and length of employment. To the Best Knowledge of Servicesoft, Servicesoft and each of its
Subsidiaries: (i) are in compliance in all material respects with all applicable federal, state, local and foreign laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to employees; (ii) have withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to employees; (iii) are not liable for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing; and
(iv) except as required by applicable law, are not liable for any payment to any trust or other fund or to any Governmental Body, with respect to unemployment compensation benefits, social security or other benefits for employees (other than routine payments to be made in the normal course of business and consistent with past practice). To the Best Knowledge of Servicesoft (and its employees with responsibility for employment matters) no executive, key employee or group of employees has plans to terminate employment with any of Servicesoft or its Subsidiaries.

                  (f) Except as set forth in Section 3.14(f) of the Disclosure Schedule, neither Servicesoft nor any of its Subsidiaries are involved in or threatened with any labor dispute, grievance, litigation or Claim relating to labor or occupational health and safety matters involving any employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in liability having a Material Adverse Effect on Servicesoft and its Subsidiaries, taken as a whole. Neither Servicesoft nor any of its Subsidiaries have engaged in any unfair labor practices which would, individually or in the aggregate, directly or indirectly result in liability to Servicesoft or any of its Subsidiaries. Except as set forth in Section 3.14(f) of the Disclosure Schedule, neither Servicesoft nor any of its Subsidiaries are presently, nor have they been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to employees and no collective bargaining agreement is being negotiated by Servicesoft or any of its Subsidiaries or, to the Best Knowledge of Servicesoft, is being organized or is threatened.

         Section 3.15 Insurance. Section 3.15 of the Disclosure Schedule lists all insurance policies and fidelity bonds covering the assets, the Business, equipment, properties, operations, employees, officers and directors of Servicesoft and each of its Subsidiaries. There is no Claim by Servicesoft or any of its Subsidiaries pending under any of such policies or bonds as to which Servicesoft or any of its Subsidiaries have received notice that coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Servicesoft and each of its Subsidiaries are otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). There is no threatened termination of, or material premium increase with respect to, any of such policies.

         Section 3.16 Compliance with Laws. To the Best Knowledge of Servicesoft, Servicesoft and each of its Subsidiaries have complied with, are not in violation of, and have not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of the Business, or the ownership or operation of the Business, assets or properties except to the extent such violation would not reasonably be expected to have a Material Adverse Effect.

         Section 3.17 Conflicts of Interests. Except as set forth on the Disclosure Schedule, to the Best Knowledge of Servicesoft neither Servicesoft nor any of its Subsidiaries nor any of their officers or employees, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any Governmental Body or other Person who was, is, or may be in of a position to help or hinder the business of Servicesoft or any of its Subsidiaries (or assist in connection with any actual or proposed transaction) which (i) might subject Servicesoft or any of its Subsidiaries to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a Material Adverse Effect on the assets, businesses or operations of Servicesoft or any of its Subsidiaries as reflected in the Servicesoft Financial Statements, or (iii) if not continued in the future, might have a Material Adverse Effect on the assets, businesses, operations or prospects of Servicesoft or any of its Subsidiaries.

         Section 3.18 Other Relationships. Except as set forth on the Disclosure Schedule, to the Best Knowledge of Servicesoft (a) no officer of Servicesoft nor any of its Subsidiaries, nor any of their respective Affiliates, has any interest (other than as non-controlling holders of securities of a publicly-traded company), either directly or indirectly, in any Person other than Servicesoft and its Subsidiaries (whether as an employee, officer, director, shareholder, agent, independent contractor, security holder, creditor, consultant or otherwise) that presently (i) provides any services or designs, produces or sells any products or product lines, or engages in any activity which is the same, similar to or competitive with any activity or business in which Servicesoft or any of its Subsidiaries is now engaged, (ii) is a supplier of, customer of, creditor of, or has an existing contractual relationship with, Servicesoft or any of its Subsidiaries, or (iii) has any direct or indirect interest in any asset or property used by Servicesoft or any property, real or personal, tangible or intangible, that is necessary for the conduct of the Business; and (b) no current Affiliate or senior employee of Servicesoft or any of its Subsidiaries is at present, or since the inception of Servicesoft has been, directly or indirectly through his affiliation with any other Person, a party to any transaction (other than as an employee, independent contractor or consultant) with Servicesoft or any of its Subsidiaries providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring cash payments to any such Person.

         Section 3.19 Investment Company Act. Neither Servicesoft nor any of its Subsidiaries are, and immediately after the Closing Date will not be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act.

         Section 3.20 Private Sale. Neither Servicesoft nor any of its Subsidiaries has, either directly or through any agent, offered any Preferred J Shares or any other securities to, or solicited any offers to acquire any Preferred J Shares or any other securities from, or otherwise approached, negotiated or communicated in respect of any Preferred J Shares or any other securities with, any Person in such a manner as to require that the offer or sale of the Preferred J Shares or any such other securities be registered pursuant to the Securities Act or any "blue sky" laws.

         Section 3.21 Small Business. Servicesoft is a "Small Business" as defined in Section 107.50 of Title 13 of the Code of Federal Regulations. Servicesoft has heretofore furnished to each Investor that is a Small Business Investment Company (an "SBIC") the following completed forms: Size Status Declaration on SBA Form 480, Assurance of Compliance on SBA Form 652 and Portfolio Financing Report on SBA Form 1031, and represents and warrants the completeness and correctness of each of said forms. Servicesoft's tangible net worth (including its Subsidiaries) is not in excess of $18,000,000 and Servicesoft's average net income after federal income taxes (excluding any carry-over losses) for the preceding two completed fiscal years is not in excess of $6,000,000.

         Section 3.22 Disclosure Schedule. The Disclosure Schedule has been prepared and executed by Servicesoft and dated and delivered on the date of this Agreement. Servicesoft shall endeavor to disclose in the Disclosure Schedule each item of information in each separate section in which such item may reasonably be required to be disclosed.

                                   ARTICLE IV

                        REPRESENTATIONS OF THE INVESTORS

         Each of the Investors, severally and not jointly, hereby represents, warrants and acknowledges to Servicesoft the matters set out below.

         Section 4.1 Enforceability. Each of this Agreement and the Transaction Documents constitutes a legal, valid and binding obligation of each of the Investors enforceable against it in accordance with their respective terms subject, however, to limitations with respect to enforcement imposed by law in connection with bankruptcy or similar proceedings and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought.

         Section 4.2 Securities Law Matters.

                  (a) Each such Investor has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of Servicesoft concerning the terms and conditions of the transactions contemplated by this Agreement and has received any additional information regarding Servicesoft which such Investor has requested.

                  (b) The agreements of each such Investor contained in this Agreement were not obtained by means of any form of general solicitation or general advertising, and in connection therewith such Investor did not: (A) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio whether closed circuit, or generally available; or (B) attend any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising.

                  (c) Each such Investor is an "accredited investor" within the meaning of Rule 501 under the Securities Act, and such Investor was not formed for the purpose of receiving the Purchased Shares. Each such Investor, either by reason of such Investor's business or financial experience or the business or financial experience of such Investor's purchaser representative (within the meaning of Rule 501 under the Securities Act ), which purchaser representative, if any, is unaffiliated with and is not compensated by Servicesoft or any Affiliate of Servicesoft, directly or indirectly, has the capacity to protect such Investor's interests in connection with this Agreement.

                  (d) The Purchased Shares are being acquired for each such Investor's own account and not with a view to their resale or distribution in a manner that would violate any applicable federal or state securities or other law. Each such Investor recognizes that the acquisition of the Purchased Shares involves a high degree of risk in that (i) an investment in Servicesoft is highly speculative and (ii) such Investor could sustain the loss of such Investor's entire investment.

                  (e) Each such Investor hereby acknowledges that the issuance of the Purchased Shares to such Investor has not been registered under the Securities Act and is intended to be exempt from the registration requirements of Section 5 of the Securities Act pursuant to Sections 4(2) of the Securities Act and Regulation D promulgated thereunder. Each such Investor agrees that such Investor will not sell or otherwise transfer the Purchased Shares unless (i) such sale or transfer is registered under the Securities Act or (ii) in the opinion of counsel reasonably acceptable to Servicesoft delivered in writing to Servicesoft in advance, such sale or transfer is otherwise exempt from registration under the Securities Act.

         Section 4.3 Incorporation and Authorization. Each such Investor (other than an individual) is duly formed and validly existing under the laws of the jurisdiction governing its formation and each such Investor has all the necessary corporate or other power, authority and capacity to enter into this Agreement and each of the Transaction Documents and the execution and delivery of this Agreement and each of the Transaction Documents has been duly authorized by all necessary corporate or other action on the part of each such Investor and validly executed and delivered. The execution, delivery and performance of this Agreement and the Transaction Documents by each such Investor will not be in contravention of any law, order or agreement or any Organic Documents of such Investor.

                                   ARTICLE V

                               CLOSING CONDITIONS

         Section 5.1 Conditions in Favor of the Investors. The obligations of the Investors under this Agreement shall be conditional upon the following:

                  (a) Servicesoft and each of the Investors shall have duly authorized and executed copies of this Agreement and each of the Transaction Documents and each other agreement, document or instrument related hereto or thereto required in connection with the consummation of the transactions contemplated hereby, and each such agreement, document or instrument shall be in full force and effect on the Closing Date.

                  (b) Servicesoft shall have obtained a good standing certificate from the State of Delaware and from each other state where it is qualified to do business and shall have provided copies of each such certificate to the Investors on or prior to the Closing Date.

                  (c) Servicesoft will have adopted and filed with the Secretary of State of the State of Delaware, on or before the Closing, the Certificate and a copy of the filed Certificate shall have been provided to the Investors.

                  (d) The representations and warranties of Servicesoft set forth in Article 3 shall be true and correct at the Closing.

                  (e) There will not be on the Closing Date any judgment or order of a Governmental Body which would prohibit or have the effect of preventing the consummation of the sale of the Preferred J Shares.

                  (f) The Board of Directors of Servicesoft shall have adopted resolutions approving the issuance and sale of the Preferred J Shares to the Investors and the stockholders of Servicesoft shall have approved the adoption and filing of the Certificate.

                  (g) There shall be delivered legal opinion addressed to the Investors, of McDermott, Will & Emery, counsel to Servicesoft, in substantially the form attached hereto as Exhibit G.

                  (h) Servicesoft shall have obtained all necessary "blue sky" law permits and qualifications, or have the availability of exemptions therefrom, required by any state or province for the offer and sale of the Series J Preferred.

                  (i) Servicesoft shall have delivered a certificate executed by the Chief

Executive Officer, dated as of the Closing Date and certifying compliance with certain conditions, in the form agreed to by the parties.

                  (j) Servicesoft shall have delivered such other documentation as the Investors and each of its legal counsel may reasonably require.

         Section 5.2 Conditions in Favor of Servicesoft. Subject to Section 6.1, the obligations of Servicesoft under this Agreement shall be conditioned on the following:

                  (a) The representations and warranties of each of the Investors set forth in Article 4 shall be true and correct as of Closing.

                  (b) Each of the Investors shall have delivered, by certified check or wire transfer of immediately available funds, payment for the portion of the Purchased Shares being purchased by it, in accordance with Section 2.2.

                  (c) Each Investor shall have delivered to Servicesoft a counterpart signature page to this Agreement and each of the Transaction Documents duly executed by it.

                                   ARTICLE VI

                                    COVENANTS

         Section 6.1 Use of Proceeds. Servicesoft will use the proceeds from the sale of the Series J Preferred for (i) general corporate purposes including working capital to implement Servicesoft's current operating plan which includes expanding sales and marketing activities, product development and infrastructure and (ii) pay expenses related to the transactions contemplated by this Agreement.

         Section 6.2 SBIC Regulatory Provisions.

                  (a) At any time Servicesoft has 50 or more record holders of Servicesoft's voting stock, Servicesoft shall notify each Major Shareholder (as defined in the Shareholders Agreement) which is an SBIC (an "SBIC HOLDER") as soon as practicable (and, in any event, not later than 15 days) prior to taking any action after which any SBIC Holder (collectively with its Affiliates) would be the record holder of 20% or more of Servicesoft's voting stock, and Servicesoft shall notify each SBIC Holder of any other action or occurrence after which any SBIC Holder (collectively with its Affiliates) would own of record 20% or more of Servicesoft's voting stock, as soon as practicable after Servicesoft becomes aware that such other action or occurrence has occurred or is proposed to occur.

                  (b) Within 75 days after the Closing Date, Servicesoft shall deliver to each SBIC Holder a written statement certified by Servicesoft's president or chief financial officer describing in reasonable detail the use of the proceeds of the sale of Series J Preferred by Servicesoft. In addition to any other rights granted hereunder, Servicesoft shall grant each SBIC Holder and the United States Small Business

Administration (the "SBA") access to Servicesoft's records for the purpose of verifying the use of such proceeds.

                  (c) Upon the occurrence of a Regulatory Violation (as defined below) or in the event that any SBIC Holder determines in its reasonable good faith judgment that a Regulatory Violation has occurred, in addition to any other rights and remedies to which it may be entitled as a holder of Series J Preferred (or any Common Stock issued upon conversion thereof) (whether under this Agreement, the Transaction Documents, the Certificate or otherwise), each SBIC Holder shall have the right to demand the immediate repurchase of all of the outstanding shares of Preferred J Shares (or any Common Shares issued upon conversion thereof) owned by such SBIC Holder at a price per share equal to the purchase price paid for such stock, plus all accrued but unpaid dividends thereon, by delivering written notice of such demand to Servicesoft; provided, however, that such SBIC Holder shall have taken commercially reasonable actions to obtain approval from the SBA for such SBIC Holder to retain its investment in Servicesoft in order to avoid the repurchase provisions contained in this
Section 6.2(c); provided further, however, that Servicesoft shall not be obligated to repurchase such shares in the event a Regulatory Violation is triggered by more than 49% of the employees of Servicesoft being located outside of the United States. Servicesoft shall pay the purchase price for such stock by a cashier's or certified check or by wire transfer of immediately available funds to each SBIC Holder demanding repurchase within 30 days after Servicesoft's receipt of the demand notice, and upon such payment, each such SBIC Holder shall deliver the certificates evidencing the Series J Preferred (or any Common Stock certificates issued upon conversion thereof) to be repurchased duly endorsed for transfer or accompanied by duly executed forms of assignment.

                  (d) Promptly after the end of each fiscal year (but in any event prior to February 28 of each year), Servicesoft shall deliver to each SBIC Holder a written assessment of the economic impact of each SBIC Holder's investment in Servicesoft, specifying the full-time equivalent jobs created or retained in connection with the investment, the economic impact of the investment specifying the full-time equivalent jobs created or retained, and the impact of the investment on the revenues and profits of the business and on taxes paid by the business and its employees.

                  (e) For purposes of this Agreement, "REGULATORY VIOLATION" means, with respect to any SBIC Holder providing Financing (as defined below) under this Agreement, (i) a diversion of the proceeds of such Financing to a non-permitted use thereof or a change in the principal business activity of Servicesoft and its Subsidiaries to an ineligible business activity set forth in 13 CFR 107.720, if such diversion was effected without obtaining the prior written consent of the SBIC Holders and if such diversion or change occurs within one year after the sale and issuance of the Series J Preferred, or (ii) any event occurs pursuant to which any SBIC Holder assumes impermissible control as defined in 13 CFR 107.865. "SBIC REGULATIONS" means the Small Business Investment Act of 1958 and the regulations issued thereunder as set forth in 13 CFR 107 and 121, as amended. "FINANCING" shall have the meaning set forth in the SBIC Regulations.

         Section 6.3 Regulatory Compliance Cooperation.

                  (a) In the event that any SBIC Holder determines that it has a Regulatory Problem (as defined below), such SBIC Holder shall have the right to transfer its Preferred J Shares (or any Common Shares issued upon conversion thereof) to any other Person, in accordance with the transfer provisions set forth in the Shareholders Agreement and Servicesoft shall take all such actions as are reasonably requested by such SBIC Holder to the extent necessary to rectify the Regulatory Problem in order to (i) (a) effectuate and facilitate any transfer or sale by such SBIC Holder of any securities of Servicesoft then held by such SBIC Holder and/or (b) permit such SBIC Holder (or any of its Affiliates) to exchange all or any portion of Servicesoft's voting securities then held by it on a share-for-share basis for shares of a class of non-voting securities of Servicesoft, which non-voting securities shall be identical in all respects to such voting securities, except that such non-voting securities shall be non-voting and shall be convertible into a class of Common Stock which is nonvoting on such terms as are requested by such SBIC Holder in light of regulatory considerations then prevailing; provided, however, that if such an exchange is due to a Regulatory Violation triggered by more than 49% of the employees of Servicesoft being located outside of the United States the expenses incurred by Servicesoft in connection with such exchange shall be borne by such SBIC Holder, (ii) if permitted by the SBIC Regulations continue and preserve the respective allocation of the voting interests with respect to Servicesoft arising out of the SBIC Holder's ownership of voting securities and/or provided for in the Transaction Documents before the transfers and amendments referred to above (including entering into such additional agreements as are requested by such SBIC Holder to permit any Person(s) designated by such SBIC Holder to exercise any voting power which is relinquished by such SBIC Holder), and (iii) amend this Agreement, the Transaction Documents, the Certificate and any other related documents, agreements or instruments to effectuate and reflect the foregoing. The parties to this Agreement agree to vote their securities in favor of such amendments and actions.

                  (b) For purposes of this Agreement, a "REGULATORY PROBLEM" means any set of facts or circumstances wherein it has been asserted by any governmental regulatory agency (or any SBIC Holder believes that there is a substantial risk of such assertion) that such SBIC Holder and its Affiliates are not entitled to hold, or exercise any significant right with respect to, the Series J Preferred (or any Common Stock issued upon conversion thereof) and includes a Regulatory Violation.

                                  ARTICLE VII

                                     GENERAL

         Section 7.1 Non-Waiver. No investigations made by or on behalf of any of the Investors at any time shall have the effect of waiving, diminishing the scope or otherwise affecting any representation or warranty made by Servicesoft in or pursuant to this Agreement. No waiver of any condition or other provisions, in whole or in part, shall constitute as a waiver of any other condition or provision (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

         Section 7.2 Indemnification, Survival, etc.

                  (a) Servicesoft hereby indemnifies and holds harmless each Investor from and against any damage, loss or expense incurred as a result of the breach of any representation, warranty, covenant or other provisions contained in this Agreement or any of the Transaction Documents by Servicesoft or any of its Subsidiaries.

                  (b) Each of the Investors, severally and not jointly, hereby indemnifies and holds harmless Servicesoft from and against any damage, loss or expense incurred as a result of the breach of any representation, warranty, covenant or other provisions contained in this Agreement or any of the Transaction Documents by each of the Investors.

                  (c) All representations, warranties and covenants contained in this Agreement and/or the Transaction Documents on the part of each of the parties hereto shall survive the Closing, the execution and delivery under this Agreement of any share or security transfer instruments or other documents of title to any of the Preferred J Shares, and the payment of the consideration for such Preferred J Shares; provided, however, that all representations and warranties made in this Agreement shall expire on the earlier of (i) 15 months from the Closing Date or (ii) the closing of Servicesoft's first underwritten public offering of Servicesoft Common Shares. If no claim shall have been made under this Agreement against a party for any incorrectness in or breach of any representation or warranty made in this Agreement prior to the expiration of these survival periods, such party shall have no further liability under this Agreement with respect to such representations or warranties.

         Section 7.3 Assignment. This Agreement shall not be assigned by any of the parties without the prior written consent of the other parties, provided, that each of the Investors may assign to any of its Permitted Transferees (as defined in the Shareholders Agreement), provided further, that the assignee delivers to Servicesoft an instrument in writing executed by the assignee confirming that it is bound by and shall perform all of the obligations of the relevant Investor assignor under this Agreement as if it were an original signatory thereto. No such assignment shall relieve the original Investor of its obligations under this Agreement.

         Section 7.4 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties to this Agreement and their respective heirs, executors, administrators, successors and assigns.

         Section 7.5 Further Assurances. Each of the parties covenants and agrees to take all such action and to execute all such documents as may be necessary or advisable to implement the provisions of this Agreement fully and effectively and to make them binding on the parties hereto.

         Section 7.6 Preemptive Rights. Each of the Investors which is a Major Shareholder, as defined in that certain Amended and Restated Shareholders Agreement dated as of June 18, 1999 by and among Servicesoft and the other parties thereto (the "Prior Shareholders Agreement"), hereby (a) confirms that such Investor has waived any and all preemptive and other participation rights under the Prior Shareholders Agreement, together with any notice period applicable thereto, in connection with the sale and issuance of Series J Preferred hereunder, and (b) acknowledges and agrees that the Purchased Shares issued and sold to such Investor hereunder are in full satisfaction of any such preemptive or other participation rights.

         Section 7.7 Expenses. At the Closing, Servicesoft shall reimburse all reasonable and customary fees and expenses of special counsel to Goldman Sachs, Brown Raysman Millstein Felder & Steiner, LLP, and shall reimburse all reasonable out-of-pocket fees and due diligence costs incurred by the Investors incurred in connection with the purchase and sale of the Preferred I Shares hereunder and the preparation, execution and delivery of this Agreement and all documents and instruments executed pursuant to this Agreement, provided, that Servicesoft shall not be responsible for any fees, expenses or costs in excess of $15,000.

         Section 7.8 Notices. Any notice or other writing required or permitted to be given under this Agreement or for the purposes of this Agreement (referred to in this Section as a "notice") to any party shall be sufficiently given if delivered personally, or if sent by prepaid registered mail or if transmitted by fax or other form of recorded communication tested prior to transmission to such party:

                  (a) in the case of a notice to the Investors at the address listed below each Investor's name on Exhibit A,

                  (b) in the case of a notice to Servicesoft at:

                           Servicesoft Technologies, Inc.
                           Two Apple Hill Drive
                           Natick, MA 01760
                           Attention:  Chris Butler
                           Fax: (508)-655-0473
                  with a copy to:

                           McDermott, Will & Emery
                           28 State Street
                           Boston, MA  02109-1775
                           Attention:  John J. Egan, III, P.C.
                           Fax:  (617) 535-3800

or at such other address as the party to whom such writing is to be given shall have last notified to the party giving the same in the manner provided in this Section. Any notice personally delivered to the party to whom it is addressed as provided in this Section shall be deemed to have been given and received on the day it is so delivered at such address, provided, that if such day is not a Business Day then the notice shall be deemed to have been given and received on the Business Day next following such day. Any notice mailed to the address and in the manner provided for in this Section shall be deemed to have been given and received on the fifth Business Day next following the date of its mailing. Any notice transmitted by fax or other form of recorded communication shall be deemed given and received on the first Business Day after its transmission.

         Section 7.9 Public Notices. All public notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated by Servicesoft and the Investors and no party shall act unilaterally in this regard without the prior approval of the other party, such approval not to be unreasonably withheld, except:

                  (a) in the case of Servicesoft for communications made in confidence to Servicesoft's employees affected by such transactions; or

                  (b) where required to do so by law or by the applicable regulations or policies of any United States or other regulatory agency of competent jurisdiction or any stock exchange in circumstances where prior consultation with the other parties is not practicable.

         Section 7.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to constitute one and the same instrument. Facsimile counterpart signatures to this Agreement shall be acceptable and binding.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have executed this Series J Convertible Preferred Stock Purchase Agreement, or a counterpart hereof, all as of the date first above written.


"SERVICESOFT"             SERVICESOFT TECHNOLOGIES, INC.


                          By: /s/ Chris Butler
                              ----------------------------------------
                                  Chris Butler
                                  President and Chief Executive Officer



"INVESTORS"



                          /s/ Illegible (Designated Signatory Pursuant to PoA)
                          ----------------------------------------------------
                          FREDERICK R. ADLER



                          /s/ Richard M. Bogoroch
                          --------------------------------------------
                          RICHARD M. BOGOROCH


                          CIBC WMV, INC.


                          By: /s/ T. Rosenberg
                              ----------------------------------------
                          Name:
                          Its:



              [SIGNATURE PAGE TO SERIES J STOCK PURCHASE AGREEMENT]

                          FINANCIAL TECHNOLOGIES VENTURES L.P.




                          By: /s/ Scott Wu
                              -----------------------------------
                          Name:
                          Its:


                          FINANCIAL TECHNOLOGIES VENTURES (Q) L.P.




                          By: /s/ Scott Wu
                              -----------------------------------
                          Name:
                          Its:



              [SIGNATURE PAGE TO SERIES J STOCK PURCHASE AGREEMENT]

                          GEMINI ISRAEL II L.P.



                          By: /s/ Illegible
                              -----------------------------------
                          Name:
                          Its:


                          GEMINI ISRAEL II PARALLEL FUND L.P.



                          By: /s/ Illegible
                              -----------------------------------
                          Name:
                          Its:


                          ADVENT PGGM GEMINI L.P.



                          By: /s/ Illegible
                              -----------------------------------
                          Name:
                          Its:


                          GEMINI PARTNER INVESTORS L.P.



                          By: /s/ Illegible
                              -----------------------------------
                          Name:
                          Its:




              [SIGNATURE PAGE TO SERIES J STOCK PURCHASE AGREEMENT]

                                       /s/ Tony Graci
                                       ----------------------------------------
                                       TONY GRACI, IN TRUST


                                       GREY ADVERTISING LTD.


                                       By:
                                       ----------------------------------------
                                       Name:
                                       Its:


                                       INTERNET CAPITAL GROUP, INC.


                                       By: /s/ C. Greendale
                                          -------------------------------------
                                       Name:
                                       Its:


                                       J.L. ALBRIGHT II VENTURE FUND


                                       By: /s/ Gary Rubinoff
                                          -------------------------------------
                                       Name:
                                       Its:




                                       ----------------------------------------
                                       GERALD SEGAL



              [SIGNATURE PAGE TO SERIES J STOCK PURCHASE AGREEMENT]

                                       SIGMA PARTNERS V, L.P.

                                       By: Sigma Management, V, L.L.C.
                                       Its: General Partner


                                       By: /s/ Clifford Haas
                                          -------------------------------------
                                       Name:
                                       Its:


                                       SIGMA ASSOCIATES V, L.P.

                                       By: Sigma Management V, L.L.C.
                                       Its: General Partner


                                       By: /s/ Clifford Haas
                                          -------------------------------------
                                       Name:
                                       Its:


                                       SIGMA INVESTORS IV, L.L.C.

                                       By: Sigma Management IV, L.L.C.
                                       Its: General Partner


                                       By: /s/ Clifford Haas
                                          -------------------------------------
                                       Name:
                                       Its:



              [SIGNATURE PAGE TO SERIES J STOCK PURCHASE AGREEMENT]

                                       SIGMA PARTNERS IV, L.P.

                                       By: Sigma Management, IV, L.L.C.
                                       Its: General Partner


                                       By: /s/ Robert E. Davoli
                                          -------------------------------------
                                       Name:
                                       Its:


                                       SIGMA ASSOCIATES IV, L.P.

                                       By: Sigma Management IV, L.L.C.
                                       Its: General Partner


                                       By: /s/ Robert E. Davoli
                                          -------------------------------------
                                       Name:
                                       Its:


                                       SIGMA INVESTORS IV, L.L.C.

                                       By: Sigma Management IV, L.L.C.
                                       Its: General Partner


                                       By: /s/ Robert E. Davoli
                                          -------------------------------------
                                       Name:
                                       Its:



              [SIGNATURE PAGE TO SERIES J STOCK PURCHASE AGREEMENT]

                                       SOFINOV, SOCIETE FINANCIERE
                                       D'INNOVATION INC., FILIALE DE LA
                                       CAISSE DE DEPOT ET PLACEMENTS DU QUEBEC


                                       By:
                                          -------------------------------------
                                       Name:
                                       Its:

                                       /s/ F. Mark D'Annolfo
                                      ------------------------------------------
                                       MARK D'ANNOLFO


























              [SIGNATURE PAGE TO SERIES J STOCK PURCHASE AGREEMENT]

                                    THE GOLDMAN SACHS GROUP, INC.


                                    By: /s/ Illegible
                                       -----------------------------------------
                                    Name:
                                    Its:



                                    STONE STREET FUND 2000, LLC


                                    By: /s/ Katherine Nissenbaum
                                       -----------------------------------------
                                    Name:
                                    Its:






























              [SIGNATURE PAGE TO SERIES J STOCK PURCHASE AGREEMENT]

                                       LKJ TECHNOLOGIES
                                       ----------------------------------------
                                       (Print name of Investor)



                                       By: /s/ Illegible
                                          -------------------------------------
                                       Name:
                                       Its:

                                       The Reez Trust
                                       ----------------------------------------
                                       The Reez Trust



                                       By: /s/ Gary Rewald
                                           ------------------------------------

                                       /s/ Chris Butler
                                       ----------------------------------------
                                       Chris Butler

                                       /s/ Dan Kossmann
                                       ----------------------------------------

                                       /s/ Paul Maguire
                                       ----------------------------------------
                                       Paul Maguire

                                       /s/ James Keller
                                       ----------------------------------------
                                       Jim Keller

                                       /s/ Massood Zarrabian
                                       ----------------------------------------
                                       Massood Zarrabian

                                       /s/ J. Whitney
                                       ----------------------------------------
                                       Jeff Whitney

                                       /s/ Dale Kennedy
                                       ----------------------------------------
                                       Dale Kennedy

                                       /s/ Alf Saggese
                                       ----------------------------------------
                                       Alf Saggese

                                       /s/ E. Boyajian
                                       ----------------------------------------
                                       Ed Boyajian

                                       /s/ C. Barnard, Jr.
                                       ----------------------------------------
                                       Chet Barnard

                                        /s/ George R. Kalan
                                       ----------------------------------------

                                       ITOCHU TechnoScience Corporation


                                       By:  /s/ H. Satake
                                           ------------------------------------
                                       Name:  H. Satake
                                       Its:  President

                                       ITOCHU Technolgoy, Inc.


                                       By:  /s/ T. Susaki
                                           ------------------------------------
                                       Name:  Takahiro Susaki
                                       Its: President

                                       ITOCHU Corporation


                                       By:  /s/ E. Kobayashi
                                           ------------------------------------
                                       Name:  Elzo Kobayashi, Chief Operating
                                              Officer
                                       Its:   Information Technology &
                                              Telecommunications Division

                                        /s/ Robert J. Gailus
                                        ---------------------------------------

                                        /s/ R. Bogoroch
                                        ---------------------------------------
                                            Richard M. Bogoroch

                                       Morgan Stanley Dean Witter Equity
                                       Funding, Inc.


                                       By: /s/ David Powers
                                           ------------------------------------
                                       Name:  David Powers
                                       Its:  Vice President

                                       ITOCHU Techno-Science Corporation


                                       By:  /s/H. Satake
                                           ------------------------------------
                                       Name:  H. Satake
                                       Its:  President






























              [SIGNATURE PAGE TO SERIES J STOCK PURCHASE AGREEMENT]

EXHIBIT A

                              SCHEDULE OF INVESTORS

-------------------------------------------------------------------------------
                                                   PURCHASED      AGGREGATE
                INVESTORS                            SHARES     PURCHASE PRICE
-------------------------------------------------------------------------------
Frederick R. Adler                                   103,211    $   931,995.33
c/o Jay Nickse
Venad Administrative Services, Inc.
342 Madison Avenue, #807
New York, NY 10173
Fax: 212-599-2526
-------------------------------------------------------------------------------
Richard M. Bogoroch                                    4,651    $    41,998.53
15 Caravan Drive
Don Mills, Ontario, M3B 1M9
Fax: 416-868-3134
-------------------------------------------------------------------------------
CIBC WMV Inc.                                        350,831    $ 3,168,003.90
161 Bay Street, 8th Floor
BCE Place
Toronto, Ontario, M5J 2F8
Attn: Teddy Rosenberg
Fax: 416-594-8037
-------------------------------------------------------------------------------
Financial Technologies Ventures, L.P.                280,731    $ 2,535,000.90
Financial Technologies Ventures (Q), L.P.
601 California Street, Suite 2200
San Francisco, CA 94108
Attn: Scott Wu
Fax: 415-229-3005
-------------------------------------------------------------------------------
Gemini Israel II L.P.                                306,423    $ 2,766,999.60
Advent PGGM Gemini L.P.
Gemini Israel II Parallel Fund L.P.
Gemini Partner Investors L.P.
c/o Gemini Capital Fund Management Ltd.
11 Galgalei Haplada Street
P.O. Box 12548
Industrial Zone
Herzlyia 46733 Israel
Attn: Tali Aben
Fax: 011-972-9-958-8442
-------------------------------------------------------------------------------
The Goldman Sachs Group, Inc.                        664,462    $ 6,000,001.60
Stone Street Fund 2000, LLC                          110,742    $ 1,000,000.20
Goldman Sachs
85 Broad Street
New York, NY 10004
FAX: 212-357-5505
-------------------------------------------------------------------------------

Tony Graci, in trust                                       0                 0
c/o Graci Associates
350 Bay Street, 9th Floor
Toronto, Ontario M5H 2SE
Fax: 416-367-4098
-------------------------------------------------------------------------------
Grey Advertising Ltd.                                      0                 0
1881 Yonge Street, 5th Floor
Toronto, Ontario M4S 3C4
Attn: Tony Russell
Fax: 416-488-7071
-------------------------------------------------------------------------------
Internet Capital Group, Inc.                         208,084    $ 1,878,998.50
45 Milk Street
Boston, MA 02109
Attn: Chris Greendale
Fax: 617-338-7117
-------------------------------------------------------------------------------
J.L. Albright II Venture Fund, L.P.                  147,287    $ 1,330,001.60
Canada Trust Tower
BCE Place, Suite 440
161 Bay Street
Toronto, Ontario,
CANADA M5J 2S1
Attn: Gary Rubinoff
Fax: 416-943-6160
-------------------------------------------------------------------------------
George Kalan                                           9,967    $    90,002.01
c/o Orien Ventures
One Post Road
Fairfield, CT 06430
Fax: 203-259-5288
-------------------------------------------------------------------------------
Samjank Inc.                                          33,666    $   304,003.98
c/o Schindlers
21 Cork Street
London, England W1X 1HB
-------------------------------------------------------------------------------
Gerald Segal                                               0                 0
c/o Robertson Stephens Evergreen Ltd.
96 Rothschild Blvd.
65224 Tel-Aviv, Israel
Fax: 011-972-3-710-8220
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Sigma Partners V, L.P.                               385,271    $ 3,478,997.10
Sigma Partners IV, L.P.
Sigma Associates IV, L.P.
Sigma Investors IV, L.P.
2884 Sand Hill Road, Suite 121
Menlo Park, CA 94025
Attn: Marilyn Stallings
Fax: 650-854-1323
with a copy to:
20 Custom House Street, Suite 830
Boston, MA 02110
Attn: Bob Davoli
Fax: 617-330-7975
-------------------------------------------------------------------------------
Sofinov, Societe Financiere D'Innovation
Inc., Filiale de la Caisse de Depot et
Placements du Quebec
1981Avenue, McGill College

Montreal, Quebec H3A 3C7                             442,967    $ 3,999,992.00
Attn: Sophie Forest
Fax: 514-847-2628
-------------------------------------------------------------------------------
Mark Skapinker                                        27,685    $   249,995.55
c/o Brightspark
20 Eglinton Avenue West
Suite 600
Toronto, Ontario M4R 1K8
CANADA
Fax: 416-488-1988
-------------------------------------------------------------------------------
Morgan Stanley                                       110,742    $ 1,000,000.20
2 International Place
Boston, MA 02109
Attn: Charles Sansbury
Fax: 617-856-8017
-------------------------------------------------------------------------------
Mark D'Annolfo                                        11,047    $    99,998.22
95 Suffolk Road
Chestnut Hill, MA 02467
-------------------------------------------------------------------------------
Bob Gailus                                            16,611    $   149,997.33
50 Riverside Drive #2B
New York, NY 10024
-------------------------------------------------------------------------------
Washington Mall Partners                               7,420    $    67,002.60
c/o John Egan
120 Fulton St., 3D
Boston, MA 02109
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
ITOCHU Techno-Science Corporation                    110,742    $ 1,000,000.20
ITOCHU Corporation
ITOCHU Technology, Inc.
3100 Patrick Henry Drive
Santa Clara, CA  95054
Attn:  Takayuki Fukuhara
Fax:  408-727-4619
-------------------------------------------------------------------------------
Chris Butler                                          55,371    $   500,000.13
c/o Servicesoft Technologies, Inc.
Two Apple Hill Drive
Natick, MA 01760
Fax: (508) 655-0473
-------------------------------------------------------------------------------
Ed Boyajian                                            5,537    $    49,999.11
c/o Servicesoft Technologies, Inc.
Two Apple Hill Drive
Natick, MA 01760
Fax: (508) 655-0473
-------------------------------------------------------------------------------
Daniel Kossmann                                       16,611    $   149,997.33
c/o Servicesoft Technologies, Inc.
Two Apple Hill Drive
Natick, MA 01760
Fax: (508) 655-0473
-------------------------------------------------------------------------------
Massood Zarrabian                                     22,148    $   199,996.44
c/o Servicesoft Technologies, Inc.
Two Apple Hill Drive
Natick, MA 01760
Fax: (508) 655-0473
-------------------------------------------------------------------------------
Chet Barnard                                           2,769    $    35,004.07
c/o Servicesoft Technologies, Inc.
Two Apple Hill Drive
Natick, MA 01760
Fax: (508) 655-0473
-------------------------------------------------------------------------------
Alf Saggese                                            9,967    $    90,002.01
c/o Servicesoft Technologies, Inc.
Two Apple Hill Drive
Natick, MA 01760
Fax: (508) 655-0473
-------------------------------------------------------------------------------
Paul Maguire                                           5,537    $    49,999.11
c/o Servicesoft Technologies, Inc.
Two Apple Hill Drive
Natick, MA 01760
Fax: (508) 655-0473
-------------------------------------------------------------------------------
Jeff Whitney                                           5,537    $    49,999.11
c/o Servicesoft Technologies, Inc.
Two Apple Hill Drive
Natick, MA 01760
Fax: (508) 655-0473
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Jim Keller                                             9,967    $    90,002.01
c/o Servicesoft Technologies, Inc.
Two Apple Hill Drive
Natick, MA 01760
Fax: (508) 655-0473
-------------------------------------------------------------------------------
Dale Kennedy                                           5,537    $    49,999.11
c/o Servicesoft Technologies, Inc.
Two Apple Hill Drive
Natick, MA 01760
Fax: (508) 655-0473
-------------------------------------------------------------------------------
The Reez Trust                                         9,967    $    90,002.01
c/o Kaplan Talkins
2900 John Street
Suite 1A
Markham, Ontario L3R 5G3
CANADA
-------------------------------------------------------------------------------
                            TOTAL:                 3,464,645    $31,285,987.80
-------------------------------------------------------------------------------